UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2011

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 9, 2011, Pharmasset, Inc. (the “Company”) issued a press release announcing the approval of a two-for-one split of the Company’s common stock in the form of a stock dividend, payable on August 31, 2011. The total number of shares of common stock outstanding will increase from approximately 37.7 million to approximately 75.4 million. The full text of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: August 9, 2011	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 9, 2011